                                                                    Exhibit 23.2

                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050

                          REGISTERED AUDITOR'S CONSENT

I, Thomas J. Harris,  CPA, of 3901 Stone Way North,  Suite # 202,  Seattle,  WA.
98103,  do hereby  consent to the use of my reports  dated June 19,  2012 on the financial  statements  of Pladeo  Corp.  as of April 30, 2012 be included in and made  part of any  filing to be filed  with the U. S.  Securities  and  Exchange
Commission.  I  also  consent  to  your  use  of my  name  as an  expert  in the appropriate sections of those filings.

Dated this 17th day of July, 2012.

/s/ Thomas J. Harris
------------------------------------
Thomas J. Harris
Certified Public Accountant